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                                                                Exhibit 10.25(b)

                                                                   Date Revised:
                                                                 August 13, 1997



                            ATMOS ENERGY CORPORATION

                           FINANCIAL PLANNING PROGRAM


I.   ELIGIBILITY

     This financial planning program is available to all Corporate Officers and operating company Presidents.

II.  PROVISIONS

A. The firm of Ernst and Young has been selected to provide all financial planning activities, and income tax preparation services.

B. The company will pay all fees associated with the financial planning activities described below.

C. The company will pay all fees associated with the preparation of the individual's federal and state income tax return up to a maximum of $2,000 per individual per year.

D. Fees for services rendered to a specific individual are includable as income. However, most all fees would be deductible subject to IRS limitations for itemized deductions.

E. Billing for services rendered will be sent to the Vice President, Human Resources for recordkeeping and payment.

F. The company will not pay for financial planning or income tax preparation services rendered by any firm except Ernst and Young.